EXHIBIT 10.1

Exhibit A

PROMISSORY NOTE
(Term Loan)

$400,000.00	Glendale, California November 17, 2016

        FOR VALUE RECEIVED the undersigned Apollo Medical Management, Inc., a California corporation (“Maker”) promises to pay to the order of Liviu Chindris, M.D. (“Payee”), on or before February 18, 2017 (the “Maturity Date”), the principal sum of Four Hundred Thousand Dollars and No Cents ($400,000.00) (the “Loan”), together with interest prior to the Maturity Date, upon the terms set forth in this Promissory Note (this “Note”).

        1.         Interest.    Interest shall accrue on any principal balance outstanding hereunder from and including the date hereof at a rate per annum equal to twelve percent (12%) per annum. All computations of interest and fees under this Note shall be made on the basis of a year of three hundred sixty-five (365) days and calculated for the actual days elapsed.

        2.         Repayment. Maker will repay this Loan as to outstanding principal and accrued interest, in full, on the Maturity Date. In any and all events, the entire remaining balance of this Note is due and payable on the Maturity Date. Acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such or any other time.

         Each payment of principal and interest due under this Note shall be made by Maker to Payee at its offices. All sums paid on this Note shall be applied first to interest accrued to the date of payment, and then to principal. Each payment due under this Note shall be made without set-off or counterclaim in immediately available funds on a Business Day not later than 5:00 p.m. California local time. All sums received after such time shall be deemed received on the next Business Day. If any payment of principal or interest under this Note is payable on a day other than a Business Day, the maturity of such installment shall be extended to the next succeeding Business Day, and interest shall be payable during such extension of maturity.

         All sums payable hereunder will be payable with attorneys’ fees and costs of collection and without relief from valuation and appraisement laws. Maker and all endorsers hereof hereby severally waive presentment for payment, protest, notice of protest, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note, notice of loans made, credit extended, collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description. Further, Maker and all endorsers hereof hereby severally consent to extensions of time with respect to sums payable hereunder and any collateral for this indebtedness. Maker consents to any extension or postponement of the time of payment or any other indulgence to any substitution, exchange or release of or failure to perfect any security interest in such collateral, to the adding or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon, and the settlement, compromise or adjustment of any thereof, all in such manner and at such time as Payee may deem advisable.

        3.         Prepayment. Maker may prepay all or any part of the principal balance of this Note at any time without premium or penalty.

        4.         Events of Default.

        (a)       The occurrence of any of the following events or conditions shall constitute an event of default hereunder (each, an "Event of Default"):

                   (i) Maker shall fail to make when due any payments on this Note;

                   (ii) any breach of a representation or warranty of Maker contained in this Note which remains uncured after fifteen (15) business days from the written notice thereof and which breach shall have a material adverse effect on (A) the financial condition of Maker or (B) the ability of Maker to perform under its obligations this Note;

                   (iii) any default in the material observance or performance by Maker of any covenant or agreement contained in this Note which default remains uncured after fifteen (15) business days after written notice thereof and which default shall have a material adverse effect on (A) the financial condition of Maker or (B) the ability of Maker to perform under its obligations this Note;

                   (iv) Maker shall: (A) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of his debts, or any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (B) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (C) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of all or a substantial part of his property; (D) make an assignment for the benefit of creditors; (E) be unable or shall fail to pay his debts generally as such debts become due; and

                   (v) there occurs (A) a filing or issuance against Maker of an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; (B) the involuntary appointment of a receiver, liquidator, custodian or trustee of Maker or for all or a substantial part of his property; or (C) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Maker and such shall not have been discharged (or provision shall not have been made for such discharge), or stay of execution thereof shall not have been procured, within sixty (60) days from the date of entry thereof.

        (b) Acceleration. If an Event of Default occurs under Section 4(a), then the outstanding principal and interest and any other customary legal and business collection costs under this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the holder, by written notice to the Maker, may declare the outstanding principal and interest under this Note to be immediately due and payable.

        (c) Remedies.

                   (i) Upon the occurrence of an Event of Default, the holder may avail itself of any legal or equitable rights which the Holder may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in Section 4(b). The remedies of the holder as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of the holder, and may be exercised as often as occasion therefor shall arise.

                   (ii) Forbearance by holder to exercise its rights with respect to any failure or breach by Maker shall not constitute a waiver of the right as to the same or any subsequent failure or breach, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. The holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by the holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of the holder.

        (d) Default Rate. After maturity (by acceleration or otherwise) the unpaid balance (both principal and unpaid pre-maturity interest) shall bear interest at a default rate equal to the lesser of (a) Fifteen percent (15%) over the rate of interest in effect immediately prior to maturity or (ii) the then maximum legal rate allowed under the laws of the State of California.

        5.         Notices. All notices to be given pursuant to this Note will be sufficient if given by personal service, or by guaranteed overnight delivery service, or by postage prepaid mailing by certified or registered mail with return receipt requested, to the parties as set forth below, or to such other address as a party may request by notice given pursuant to this Section. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the day after delivery to the guaranteed overnight delivery service, or three (3) days after mailing certified or registered mail. However, any failure to give notice in accordance with the terms of this Section will not invalidate such notice if such notice was in fact in writing and actually received by the party to whom it was directed.

MAKER:	Apollo Medical Management, Inc. 700 North Brand Avenue Suite 1400 Glendale, California 91203 Attention: Warren Hosseinion, M.D.
PAYEE:	Liviue Chindris, M.D.

        6.         Governing Law. This Note and all rights and obligations hereunder, including matters of construction, validity and performance, will be governed by the laws of the State of California without regard to principles of conflicts of law. Whenever possible, each provision of this Note will be interpreted in such a manner as to be effective and valid upon applicable law, but if any provision of this Note will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Note.

        7.        Waiver. Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Payee of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Payee of any default shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

        8.         Miscellaneous. This Note shall be binding on Maker and Maker’s successors, and shall inure to the benefit of Payee, its successors and assigns. Any reference to Payee shall include any holder of this Note. Section headings are for convenience of reference only and shall not affect the interpretation of this Note. This Note embodies the entire agreement between Maker and Payee regarding the terms of the Loan evidenced by this Note and supersede all oral statements and prior writings relating to the Loan.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note this 17 day of November, 2016.

APOLLO MEDICAL MANAGEMENT. INC.

By:	/s/ Warren Hosseinion, M.D.
Warren Hosseinion, M.D.
Chief Executive Officer

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